As filed with the Securities and Exchange Commission on May 31, 2001
                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ---------------------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       ---------------------------------

                       VIACOM INC.                                                  VIACOM INTERNATIONAL INC.
  (Exact name of registrant as specified in its charter)              (Exact name of registrant as specified in its charter)
                         Delaware                                                          Delaware
     (State or other jurisdiction of incorporation or             (State or other jurisdiction of incorporation or organization)
                      organization)                                                         13-3844753
                        04-2949533                                             (I.R.S. Employer Identification No.)
           (I.R.S. Employer Identification No.)                                           1515 Broadway
                      1515 Broadway                                                     New York, NY 10036
                    New York, NY 10036                                                    (212) 258-6000
                      (212) 258-6000
    (Address, including zip code, and telephone number,              (Address, including zip code, and telephone number,
           including area code, of Registrants'                               including area code, of Registrants'
               principal executive offices)                                        principal executive offices)

                       ---------------------------------
                            Michael D. Fricklas, Esq.
                            Executive Vice President,
                          General Counsel and Secretary
                                   Viacom Inc.
                                  1515 Broadway
                            New York, New York 10036
                                 (212) 258-6000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                        --------------------------------
                                   Copies to:
                             Stephen T. Giove, Esq.
                               Shearman & Sterling
                              599 Lexington Avenue
                            New York, New York 10022
                       ---------------------------------
    Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                             Amount to     Proposed Maximum    Proposed Maximum
          Title of Each Class of                 be         Offering Price        Aggregate            Amount of
       Securities to be Registered           Registered        Per Unit         Offering Price      Registration Fee
--------------------------------------------------------------------------------------------------------------------
2001 Senior Debt Securities, 2001 Senior
Subordinated Debt Securities and 1995
Senior Debt Securities of Viacom(2)(4) .....
Preferred Stock of Viacom(3)................
Class B Common Stock of Viacom to be
issued upon conversion of certain
securities(4)...............................
Warrants of Viacom and, if applicable,
Viacom International(5).....................
Guarantees of Viacom International Inc.                                          $5,000,000,000(7)     $1,250,000(1)
(6).........................................
Total.......................................
====================================================================================================================

(1) The registration fee from the securities being registered hereunder, except the guarantees, has been previously paid on December 26, 2000 in connection with the filing of Registration Statement No. 333-52728. Pursuant to Rule 457(n), no registration fee will be paid in connection with the guarantees.
(2) Subject to note (7) below, there is being registered hereunder an indeterminate principal amount of 2001 senior debt securities, 2001 senior subordinated debt securities and 1995 senior debt securities of Viacom as may be sold, from time to time. If any 2001 senior debt securities, 2001 senior subordinated debt securities or 1995 senior debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate price to investors not to exceed $5,000,000,000.
(3) Subject to note (7) below, there is being registered hereunder an indeterminate number of shares of preferred stock of Viacom as may be sold from time to time.
(4) Subject to note (7) below, there is being registered hereunder an indeterminate number of shares of Class B common stock of Viacom as may from time to time be issued upon conversion of 2001 senior debt securities, 2001 senior subordinated debt securities, 1995 senior debt securities or preferred stock.
(5) Subject to note (7) below, there is being registered hereunder an indeterminate amount and number of warrants of Viacom as may be sold from time to time, representing rights to purchase certain of 2001 senior debt securities, 2001 senior subordinated debt securities, 1995 senior debt securities or preferred stock of Viacom being registered hereunder.
(6) As may be issued in connection with 2001 senior debt securities, 2001 senior subordinated debt securities, 1995 senior debt securities or preferred stock of Viacom.
(7) In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $5,000,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

         THIS NEW REGISTRATION STATEMENT ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-52728, WHICH WAS DECLARED EFFECTIVE ON JANUARY 8, 2001. SUCH POST-EFFECTIVE AMENDMENT SHALL HEREAFTER BECOME EFFECTIVE CONCURRENTLY WITH THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT AND IN ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES ACT OF 1933. PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS FILED AS PART OF THIS REGISTRATION STATEMENT ALSO CONSTITUTES A PROSPECTUS FOR REGISTRATION STATEMENT NO. 333-52728. THE $5,000,000,000 OF SECURITIES REMAINING UNSOLD FROM REGISTRATION STATEMENT NO. 333-52728 WILL BE COMBINED WITH THE $0 AGGREGATE AMOUNT OF 2001 SENIOR DEBT SECURITIES, 2001 SENIOR SUBORDINATED DEBT SECURITIES, 1995 SENIOR DEBT SECURITIES, PREFERRED STOCK, CLASS B COMMON STOCK, WARRANTS AND GUARANTEES, TO BE REGISTERED PURSUANT TO THIS REGISTRATION STATEMENT TO ENABLE THE REGISTRANTS TO OFFER AN AGGREGATE AMOUNT OF $5,000,000,000 OF SECURITIES PURSUANT TO THE COMBINED PROSPECTUS.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                              Subject To Completion
                   Preliminary Prospectus, dated May 31, 2001


         PROSPECTUS

                                 $5,000,000,000

                                   VIACOM INC.
                 Certain securities of which are unconditionally
                    guaranteed as to payment of principal and
                      interest by Viacom International Inc.
                   (a wholly owned subsidiary of Viacom Inc.)
                              --------------------


         We may offer and sell, from time to time, in one or more offerings and series, together or separately:

         o    2001 senior debt securities of Viacom;
         o    2001 senior subordinated debt securities of Viacom;
         o    1995 senior debt securities of Viacom;
         o    preferred stock of Viacom;
         o    guarantees of Viacom International of any of the foregoing; and
         o warrants representing rights to purchase 2001 senior debt securities, 2001 senior subordinated debt securities, 1995 senior debt securities or preferred stock of Viacom.

         The 2001 senior debt securities, 2001 senior subordinated debt securities, 1995 senior debt securities and preferred stock of Viacom may be convertible into Class B common stock of Viacom.

         When we offer securities we will provide you with a prospectus supplement or term sheet describing the specific terms of the specific issue of securities, including the offering price of the securities. You should carefully read this prospectus and the prospectus supplements or term sheets relating to the specific issue of securities before you decide to invest in any of these securities.

                              --------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.




                   The date of this prospectus is        .

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ABOUT THIS PROSPECTUS..........................................................i
WHERE YOU CAN FIND MORE INFORMATION............................................1
THE COMPANY....................................................................2
THE GUARANTOR..................................................................2
USE OF PROCEEDS................................................................3
RATIO OF EARNINGS TO FIXED CHARGES.............................................3
GENERAL DESCRIPTION OF THE DEBT SECURITIES.....................................4
DESCRIPTION OF THE 2001 DEBT SECURITIES.......................................10
DESCRIPTION OF THE 1995 SENIOR DEBT SECURITIES................................19
DESCRIPTION OF PREFERRED STOCK................................................27
DESCRIPTION OF COMMON STOCK...................................................32
DESCRIPTION OF WARRANTS.......................................................34
PLAN OF DISTRIBUTION..........................................................37
LEGAL MATTERS.................................................................38
EXPERTS.......................................................................38


                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the SEC utilizing the "shelf" registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $5,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

         In this prospectus we use the terms "Viacom," "we," "us," and "our" to refer to Viacom Inc. References to "Viacom International" are references to Viacom International Inc. References to "2001 senior debt securities" are references to the senior debt securities that may be issued under the 2001 senior indenture; references to "2001 senior subordinated debt securities" are references to the senior subordinated debt securities that may be issued under the 2001 senior subordinated indenture; references to "1995 senior debt securities" are references to the senior debt securities that may be issued under the 1995 senior indenture; references to "2001 debt securities" are references to both the 2001 senior debt securities and the 2001 senior subordinated debt securities; and references to "debt securities" are references to the 2001 debt securities and 1995 senior debt securities, collectively. References to "securities" includes any security that we might sell under this prospectus or any prospectus supplement. References to "$" and "dollars" are to United States dollars.

         You should rely only on the information contained in or incorporated by reference in this prospectus. Viacom has not authorized anyone to provide you with different information. If anyone provides you with different or additional information, you should not rely on it. Neither Viacom nor Viacom International is making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. Our business, financial condition, results of operations and prospects may have changed since then.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Our Class A common stock and Class B common stock are listed on the New York Stock Exchange. Information about us is also available at the New York Stock Exchange. In accordance with U.S. securities laws, Viacom International is not obligated to file annual, quarterly and current reports, proxy statements and other information with the SEC. Accordingly, Viacom International does not file separate financial statements with the SEC and does not independently publish its financial statements. Viacom International's financial condition, results of operations and cash flows are consolidated into the financial statements of Viacom.

         We are "incorporating by reference" specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, including filings made after the date of the initial registration statement and until we sell all of the securities:

        (a)     Our Registration Statement on Form S-4 dated November 24, 1999;

        (b)     Our Annual Report on Form 10-K for the year ended December 31,
                2000;

        (c) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

        (d) Our Current Report on Form 8-K dated May 4, 2000 as amended on July 17, 2000, our Current Report on Form 8-K dated February 21, 2001 and our Current Report on Form 8-K dated May 30, 2001;

        (e)     Our definitive Proxy Statement dated April 16, 2001;

        (f) CBS Corporation Annual Report on Form 10-K for the year ended December 31, 1999, as amended on April 28, 2000;

        (g) The consolidated financial statements of Infinity Broadcasting Corporation, as set forth in Item 8 to Infinity's Annual Report on Form 10-K for the year ended December 31, 1999;

        (h) The condensed consolidated financial statements of Infinity, as set forth in Item 1 to Infinity's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000; and

        (i)     Our Registration Statement on Form S-4 dated January 12, 2001.

        You may obtain a copy of these filings at no cost, by writing or telephoning us at the following address: Viacom Inc., 1515 Broadway, 52nd Floor, New York, New York 10036, Attn: Investor Relations, Telephone Number: (212) 258-6000.

                                   THE COMPANY

         We, together with our subsidiaries, are a diversified worldwide entertainment company with operations in six segments: Cable Networks, Television, Infinity, Entertainment, Video and Publishing. The Cable Networks segment operates MTV: MUSIC TELEVISION(R), SHOWTIME(R), NICKELODEON(R), NICK AT NITE(R), VH1 MUSIC FIRST(R), TV LAND(R), TNN: THE NATIONAL NETWORK,TM CMT:
COUNTRY MUSIC TELEVISIONTM and BET: BLACK ENTERTAINMENT TELEVISION(R), among other program services. The Television segment consists of CBS(R) and UPN(R) television networks, 39 owned broadcast television stations and Viacom's television production and syndication business, including KING WORLD PRODUCTIONS(TM) and PARAMOUNT TELEVISION(TM). The Infinity segment operates approximately 184 radio stations through INFINITY BROADCASTING(R) and outdoor advertising properties through INFINITY OUTDOOR(TM) and TDI(R). The Entertainment segment includes PARAMOUNT PICTURES(R), which produces and distributes theatrical motion pictures; PARAMOUNT PARKS(R), which owns and operates five theme parks and a themed attraction in the United States and Canada; and movie theater and music publishing operations. The Video segment consists of an approximately 82% equity interest in Blockbuster Inc., which operates and franchises BLOCKBUSTER(R) video stores worldwide. The remainder of Blockbuster's common stock was sold to the public in August 1999. The Publishing segment publishes and distributes consumer books and related multimedia products, under such imprints as SIMON & SCHUSTER(R), POCKET BOOKS(TM), SCRIBNER(R) and THE FREE PRESS(TM). We were organized under the laws of the State of Delaware in 1986. Viacom's principal offices are located at 1515 Broadway, New York, New York 10036 and our telephone number is (212) 258-6000.



                                  THE GUARANTOR

         Viacom International, the guarantor of the debt securities and/or the preferred stock if any guarantees are issued, was organized under the laws of the State of Delaware in 1995 and has its corporate headquarters at 1515 Broadway, New York, New York 10036. Viacom International has 100 shares of common stock outstanding, all of which are held by Viacom. The operating assets of Viacom International and its subsidiaries include MTV: MUSIC TELEVISION(R), SHOWTIME(R), NICKELODEON(R), NICK AT NITE(R), VH1 MUSIC FIRST(R), TV LAND(R), approximately 18 broadcast television stations, all of the businesses of the Video, Entertainment and Publishing segments and certain related Internet sites.

                                 USE OF PROCEEDS

         Unless indicated otherwise in a prospectus supplement, we expect to use the net proceeds from the sale of our securities for general corporate purposes, including acquisitions, repayment of borrowings, working capital, capital expenditures and stock repurchases.



                       RATIO OF EARNINGS TO FIXED CHARGES

                                   (Unaudited)

         The ratios of earnings to fixed charges for Viacom are set forth below, on a pro forma basis, for the three months ended March 31, 2001 and the year ended December 31, 2000 to give effect to the merger of CBS into Viacom, the acquisition of BET Holdings II, Inc. by Viacom, the merger of Infinity into a subsidiary of Viacom and certain other transactions as if each occurred on January 1, 2000, and on a historical basis, for the three months ended March 31, 2001 and for each year in the five-year period ended December 31, 2000.

         For purposes of computing the following ratios, earnings represent income from continuing operations before fixed charges and taxes. Fixed charges represent interest expense, amortization of capitalized interest and such portion of rental expense, which represents an appropriate interest factor.

                                      Three Months Ended                         Year Ended December 31,
                                        March 31, 2001             -----------------------------------------------
                                   ---------------------------       2000                 Viacom Historical
                                   Historical        Pro Forma     Pro Forma          2000  1999  1998  1997  1996
                                   ----------        ---------     ---------          ----  ----  ----  ----  ----
Ratio of Earnings to Fixed
Charges...................            1.5x             1.4x           1.2x            1.5x   2.2x  1.1x  2.0x 1.4x

                   GENERAL DESCRIPTION OF THE DEBT SECURITIES

         The following description, together with the descriptions found in "Description of the 2001 Debt Securities" and "Description of the 1995 Senior Debt Securities", of Viacom's debt securities to be issued under the debt indentures summarizes the general terms and provisions of its debt securities to which any prospectus supplement may relate. The following descriptions also describe the specific terms of Viacom's debt securities and the extent, if any, to which the general provisions summarized may apply to any series of its debt securities in the prospectus supplement relating to such series. References to "2001 senior debt securities" are references to the senior debt securities that may be issued under the 2001 senior indenture; references to "2001 senior subordinated debt securities" are references to the senior subordinated debt securities that may be issued under the 2001 senior subordinated indenture; references to "1995 senior debt securities" are references to the senior debt securities that may be issued under the 1995 senior indenture; references to "2001 debt securities" are references to both the 2001 senior debt securities and the 2001 senior subordinated debt securities; and references to "debt securities" are references to the 2001 debt securities and the 1995 senior debt securities, collectively.

         Viacom may issue its 2001 senior debt securities from time to time, in one or more series under a senior indenture, between Viacom and The Bank of New York, as senior trustee, or another senior trustee named in a prospectus supplement. We refer to this indenture as the "2001 senior indenture." The 2001 senior indenture is filed as an exhibit to the registration statement of which this prospectus is a part. Viacom may issue its 2001 senior subordinated debt securities from time to time, in one or more series under a senior subordinated indenture, between Viacom and The Bank of New York, as senior subordinated trustee, or another senior subordinated trustee named in a prospectus supplement. We refer to this indenture as the "2001 senior subordinated indenture." The 2001 senior subordinated indenture is filed as an exhibit to the registration statement of which this prospectus is a part. Viacom may issue its 1995 senior debt securities from time to time, in one or more series under a senior indenture, dated as of May 15, 1995, among Viacom, our wholly owned subsidiary, Viacom International, as guarantor, and Citibank, N.A., as successor to State Street Bank and Trust Company and The First National Bank of Boston, Trustee. This senior indenture was supplemented by a first supplemental indenture, dated as of May 24, 1995, was further supplemented and amended by a second supplemental indenture and amendment no. 1, dated as of December 15, 1995, was further supplemented by a third supplemental indenture, dated as of July 22, 1996, was further supplemented by a fourth supplemental indenture, dated as of August 1, 2000, was further supplemented by a fifth supplemental indenture, dated January 17, 2001, was further supplemented by a sixth supplemental indenture, dated May 17, 2001 and was further supplemented by a seventh supplemental indenture, dated as of May 31, 2001. We refer to this senior indenture, as so supplemented and amended, as the "1995 senior indenture." Together the 2001 senior indenture and the 2001 senior subordinated indenture are referred to as the 2001 debt indentures, and together the 2001 debt indentures and the 1995 senior indenture are referred to as the "debt indentures". The trustee under the 2001 senior indenture is called the "2001 senior debt trustee," the trustee under the 2001 senior subordinated indenture is called the "2001 senior subordinated debt trustee" and the trustee under the 1995 senior indenture is called the "1995 senior debt trustee". Together the 2001 senior debt trustee and the 2001 senior subordinated debt trustee are called the 2001 debt trustees and together the 2001 debt trustees and the 1995 senior debt trustee are called to as the "debt trustees".

         None of the indentures limit the amount of debt securities that may be issued. The applicable indenture provides that debt securities may be issued up to an aggregate principal amount authorized by Viacom and may be payable in any currency or currency unit designated by Viacom.

General

         Viacom will issue debt securities from time to time and offer its debt securities on terms determined by market conditions at the time of their sale. Viacom may issue debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. Any debt securities bearing no interest or interest at a rate which at the time of issuance is below market rates will be sold at a discount, which may be substantial, from their stated principal amount. Viacom will describe the material federal income tax consequences and other special considerations applicable to any substantially discounted debt securities in a related prospectus supplement.

         You should refer to the prospectus supplement for the following terms of the debt securities offered by this registration statement:

         o the designation, aggregate principal amount and authorized denominations of the debt securities;

         o the percentage of the principal amount at which Viacom will issue the debt securities;

         o    the date or dates on which the debt securities will mature;

         o the annual interest rate or rates of the debt securities, or the method of determining the rate or rates;

         o the date or dates on which any interest will be payable, the date or dates on which payment of any interest will commence and the regular record dates for the interest payment dates;

         o    whether the debt securities will be guaranteed by Viacom
              International;

         o the terms of any mandatory or optional redemption, including any provisions for any sinking, purchase or other similar funds, or repayment options;

         o the currency, currencies or currency units for which the debt securities may be purchased and in which the principal, any premium and any interest may be payable;

         o if the currency, currencies or currency units for which the debt securities may be purchased or in which the principal, any premium and any interest may be payable is at Viacom's election or the purchaser's election, the manner in which the election may be made;

         o if the amount of payments on the debt securities is determined by an index based on one or more currencies or currency units, or changes in the price of one or more securities or commodities, the manner in which the amounts may be determined;

         o the extent to which any of the debt securities will be issuable in temporary or permanent global form, and the manner in which any interest payable on a temporary or permanent global security will be paid;

         o the terms and conditions upon which the debt securities may be convertible into or exchanged for common stock, preferred stock, or indebtedness or other securities of any person, including Viacom;

         o    information with respect to book-entry procedures, if any;

         o a discussion of any material federal income tax and other special considerations, procedures and limitations relating to the debt securities; and

         o any other specific terms of the debt securities not inconsistent with the applicable debt indenture.

         If Viacom sells any of the debt securities for one or more foreign currencies or foreign currency units or if the principal of, premium, if any, or interest on any series of debt securities will be payable in one or more foreign currencies or foreign currency units, it will describe the restrictions, elections, any material federal income tax consequences, specific terms and other information with respect to the issue of debt securities and the currencies or currency units in the related prospectus supplement.

         Unless specified otherwise in a prospectus supplement, the principal of, premium on, and interest on the debt securities will be payable, and the debt securities will be transferable, at the corporate trust office of the applicable debt trustee in New York, New York. However, Viacom may make payment of interest, at its option, by check mailed on or before the payment date to the address of the person entitled to the interest payment or by transfer to an account held by the payee as it appears on the registry books of the debt trustee, Viacom or its agents.

         Unless specified otherwise in a prospectus supplement, Viacom will issue the debt securities in registered form and in denominations of $1,000 and any integral multiple of $1,000. Bearer securities, other than those issued in global form, will be issued in denominations of $5,000. No service charge will be made for any transfer or exchange of any debt securities, but Viacom may, except in specific cases not involving any transfer, require payment of a sufficient amount to cover any tax or other governmental charge payable in connection with the transfer or exchange.

         Viacom's rights and the rights of its creditors, including holders of debt securities, to participate in any distribution of assets of any Viacom subsidiary upon its liquidation or reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent that Viacom's claims as a creditor of the subsidiary may be recognized.

Guarantees

         Viacom International may unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and any interest on the debt securities when and as the same shall become due and payable, whether at maturity, upon redemption, upon acceleration or otherwise. The guarantees of the debt securities will be endorsed on the debt securities.

         Various federal and state fraudulent conveyance laws have been enacted for the protection of creditors and may be utilized by a court of competent jurisdiction to subordinate or avoid all or part of any guarantee issued by Viacom International. The applicable debt indentures provide that in the event that the guarantees would constitute or result in a fraudulent transfer or conveyance for purposes of, or result in a violation of, any United States federal, or applicable United States state, fraudulent transfer or conveyance or similar law, then the liability of Viacom International under the guarantees shall be reduced to the extent necessary to eliminate such fraudulent transfer or conveyance or violation under the applicable fraudulent transfer or conveyance or similar law. Application of this clause could limit the amount which holders of debt securities may be entitled to collect under the guarantees. Holders, by their acceptance of the debt securities, will have agreed to such limitations.

         To the extent that a court were to find that (x) a guarantee was incurred by Viacom International with the intent to hinder, delay or defraud any present or future creditor (y) Viacom International did not receive fair consideration or reasonably equivalent value for issuing its guarantee and Viacom International (i) was insolvent or rendered insolvent by reason of the issuance of the guarantee, (ii) was engaged or about to engage in a business or transaction for which the remaining assets of Viacom

International constituted unreasonably small capital to carry on its business or
(iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could subordinate or avoid all or part of such guarantee in favor of Viacom International's other creditors. To the extent any guarantee issued by Viacom International was voided as a fraudulent conveyance or held unenforceable for any other reason, the holders of any debt securities guaranteed by Viacom International could cease to have any claim against Viacom International and would be creditors solely of Viacom.

         We and Viacom International believe that the issuances of the guarantees by Viacom International are not fraudulent conveyances. There can be no assurance, however, that a court passing on such questions would reach the same conclusions. In rendering their opinions on the validity of the 2001 senior debt securities, 2001 senior subordinated securities and 1995 senior securities and, if applicable, the related guarantees, neither our counsel, counsel for Viacom International nor counsel for any initial purchaser will express any opinion as to federal or state laws relating to fraudulent transfers.

Ranking

         The 2001 senior debt securities will be senior unsecured obligations of Viacom and will rank equally in right of payment with all of Viacom's other unsecured and unsubordinated indebtedness. The guarantees on the 2001 senior debt securities will be senior unsecured obligations of Viacom International and will rank equally in right of payment with all of Viacom International's other unsecured and unsubordinated indebtedness.

         The 2001 senior subordinated debt securities will be senior unsecured subordinated obligations of Viacom and will be subordinated in right of payment to Viacom's senior indebtedness. The guarantees on the 2001 senior subordinated debt securities will be senior unsecured subordinated obligations of Viacom International and will be subordinated in right of payment to Viacom International's senior indebtedness.

         The 1995 senior debt securities will be senior unsecured obligations of Viacom and will rank equally in right of payment with all of Viacom's other unsecured and unsubordinated indebtedness. The guarantees on the 1995 senior debt securities will be senior unsecured obligations of Viacom International and will rank equally in right of payment will all of Viacom International's other unsecured and unsubordinated indebtedness.

         The debt securities and the guarantees will be effectively subordinated to any secured indebtedness of Viacom or Viacom International, as the case may be, to the extent of the value of the assets securing such indebtedness. The debt indentures do not limit the amount of debt that Viacom, Viacom International or their respective subsidiaries can incur.

         In addition, both Viacom International and Viacom conduct their operations through subsidiaries, which generate a substantial portion of their respective operating income and cash flow. As a result, distributions or advances from subsidiaries of Viacom and Viacom International are a major source of funds necessary to meet their respective debt service and other obligations. Contractual provisions, laws or regulations, as well as a subsidiaries' financial condition and operating requirements, may limit the ability of Viacom or Viacom International to obtain cash required to pay Viacom's debt service obligations, including payments on the debt securities, or Viacom International's payment obligations under the guarantees. The debt securities (whether senior or subordinated obligations of Viacom) will be structurally subordinated to all obligations of Viacom's subsidiaries (other than Viacom International, to the extent such debt securities are guaranteed) including claims with respect to trade payables. The guarantees (whether senior or subordinated obligations of Viacom International) will be structurally subordinated to all obligations of Viacom International's subsidiaries, including claims with respect to trade payables. This means that holders of the debt securities of Viacom will have a junior position to the claims of creditors of Viacom's subsidiaries (other than Viacom International, to the extent such debt securities are guaranteed) on the assets and earnings of such subsidiaries. Holders of guarantees of Viacom International, if any, will have a junior position to the claims of creditors of Viacom International's subsidiaries on the assets and earnings of such subsidiaries and will have no claim by virtue of such guarantees against Viacom or any subsidiary of Viacom that is not a subsidiary of Viacom International. As of March 31, 2001, Viacom's subsidiaries, other than Viacom International, had approximately $2.3 billion of indebtedness outstanding, while Viacom International's subsidiaries had approximately $1.4 billion of indebtedness outstanding.

Global Securities

         Viacom may issue debt securities of a series, in whole or in part, in the form of one or more global securities and will deposit them with or on behalf of a depositary identified in the prospectus supplement relating to that series. Viacom may issue global securities in fully registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part, for the individual debt securities represented thereby, a global security may only be transferred among the depositary, its nominees and any successors.

         The specific terms of the depositary arrangement relating to a series of debt securities will be described in the prospectus supplement relating to that series. It is anticipated that the following provisions will generally apply to depositary arrangements.

         Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with the depositary. The accounts will be designated by the dealers, underwriters or agents with respect to the debt securities or by Viacom if the debt securities are offered and sold directly by it. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depositary participants or persons that hold interests through these participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by:

         o the applicable depositary or its nominee, with respect to interests of depositary participants; and

         o the records of depositary participants, with respect to interests of persons other than depositary participants.

         The laws of some states require that purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

         So long as the depositary for a global security or its nominee is the registered owner of that global security, the depositary or the nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable debt indenture. Except as provided below, owners of beneficial interests in a global security will:

         o not be entitled to have any of the individual debt securities of the series represented by the global security registered in their names;

         o not receive or be entitled to receive physical delivery of any debt security of that series in definitive form; and

         o not be considered the owners or holders thereof under the applicable 2001 debt indenture governing the debt securities.

                     DESCRIPTION OF THE 2001 DEBT SECURITIES

Further Issues

         Not all 2001 debt securities of any one series need be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders, for issuances of additional 2001 debt securities of such series.

Payment and Paying Agents

         Payments of principal of, any premium on, and any interest on individual 2001 debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing the 2001 debt securities. Neither Viacom, the 2001 debt trustee, any paying agent, nor the security registrar for the 2001 debt securities will have any responsibility or liability for the records relating to or payments made on account of beneficial ownership interests of the global security for the 2001 debt securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

         Viacom expects that the depositary for a series of 2001 debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global security representing any of the 2001 debt securities, will immediately credit participants' accounts with payments in amounts proportionate to their beneficial interests in the principal amount of the global security for the 2001 debt securities as shown on the records of the depositary or its nominee. Viacom also expects that payments by participants to owners of beneficial interests in the global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." The payments will be the responsibility of those participants.

Merger, Consolidation or Sale of Assets

         Under the terms of the 2001 debt indentures, Viacom and Viacom International generally would be permitted to consolidate or merge with another entity or to sell all or substantially all of our respective assets to another entity, subject to Viacom and Viacom International meeting all of the following conditions:

         o the resulting entity (other than Viacom or Viacom International) must agree through a supplemental indenture to be legally responsible for the 2001 debt securities;

         o immediately following the consolidation, merger, sale or conveyance, no Event of Default (as defined below) shall have occurred and be continuing;

         o the surviving entity to the transaction must be a corporation organized under the laws of a state of the United States;

         o Viacom or Viacom International, as the case may be, must deliver certain certificates and documents to the 2001 debt trustee; and

         o Viacom and Viacom International, if applicable, must satisfy any other requirements specified in the prospectus supplement relating to a particular series of 2001 debt securities.

         We and Viacom International may merge or consolidate with, or sell all or substantially all of our assets to each other or any of our Subsidiaries. When we make reference in this section to the sale of "all or substantially all of our assets," we mean property and assets generating revenues representing, in the aggregate, at least 80% of our total consolidated revenues.

         In the event that Viacom or Viacom International consolidates or merges with another entity or sells all or substantially all of its assets to another entity, the surviving entity shall be substituted for Viacom or Viacom International, as the case may be, under the 2001 debt indentures and Viacom or Viacom International, as the case may be, shall be discharged from all of its obligations under the 2001 debt indentures.

Limitations on Liens

         We covenant in the 2001 debt indentures that we will not create, assume or permit any Lien on any of our properties or assets, unless we secure the 2001 debt securities at least equally and ratably to the secured Indebtedness. The foregoing only applies to Liens that in the aggregate exceed 15% of our total consolidated assets, reduced by the Attributable Debt related to any permitted sale and leaseback arrangement. See "-- Limitations on Sale and Leaseback Transactions" below. The restrictions do not apply to Capitalized Leases or Indebtedness that is secured by:

         o Liens existing, in the case of any 2001 debt securities, on the date such 2001 debt securities are issued;

         o Liens on any property or any Indebtedness of a person existing at the time the person becomes a Subsidiary (whether by acquisition, merger or consolidation);

         o    Liens in favor of us or our Subsidiaries; and

         o Liens existing at the time of acquisition of the assets secured thereby and purchase money Liens.

         The restrictions do not apply to extensions, renewals or replacements of any of the foregoing types of Liens.

Limitations on Sale and Leaseback Transactions

         We covenant in the 2001 debt indentures that neither we nor any Restricted Subsidiary will enter into any arrangement with any person to lease a Principal Property (except for any arrangements that exist on the date the 2001 debt securities are issued or that exist at the time any person that owns a Principal Property becomes a Restricted Subsidiary) which has been or is to be sold by us or the Restricted Subsidiary to the person unless:

         o the sale and leaseback arrangement involves a lease for a term of not more than three years;

         o the sale and leaseback arrangement is entered into between us and any Subsidiary or between our Subsidiaries;

         o we or the Restricted Subsidiary would be entitled to incur indebtedness secured by a Lien on the Principal Property at least equal in amount to the Attributable Debt permitted pursuant to the first paragraph under "Limitations on Liens" without having to secure equally and ratably the 2001 debt securities;

         o the proceeds of the sale and leaseback arrangement are at least equal to the fair market value (as determined by our board of directors in good faith) of the property and we apply within 180 days after the sale an amount equal to the greater of the net proceeds of the sale or the Attributable Debt associated with the property to (i) the retirement of long-term debt for borrowed money that is not subordinated to the 2001 debt securities and that is not debt to us or a Subsidiary, or (ii) the purchase or development of other comparable property; or

         o the sale and leaseback arrangement is entered into within 180 days after the initial acquisition of the Principal Property subject to the sale and leaseback arrangement.

         The term "Attributable Debt," with regard to a sale and leaseback arrangement of a Principal Property, is defined in the 2001 debt indentures as an amount equal to the lesser of: (a) the fair market value of the property (as determined in good faith by our board of directors); or (b) the present value of the total net amount of rent payments to be made under the lease during its remaining term, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually. The calculation of the present value of the total net amount of rent payments is subject to adjustments specified in the 2001 debt indentures.

         The term "Principal Property" is defined in the 2001 debt indentures to include any parcel of our or our Restricted Subsidiaries' real property and related fixtures or improvements located in the United States, the aggregate book value of which on the date of determination exceeds $1.0 billion. The term "Principal Property" does not include any telecommunications equipment or parcels of real property and related fixtures or improvements that are determined in good faith by our board of directors not to be of material importance to our and our Subsidiaries' total business. As of the date of this prospectus, neither we nor any of our Subsidiaries own any Principal Property.

Defaults and Remedies

         Holders of 2001 debt securities will have specified rights if an Event of Default (as defined below) occurs in respect of the 2001 debt securities of that series, as described below.

         The term "Event of Default" in respect of the 2001 debt securities of a particular series means any of the following:

         o Viacom does not pay interest on a 2001 debt security of such series within 30 days of its due date;

         o Viacom does not pay the principal of or any premium on a 2001 debt security of such series when due and payable, at its maturity, or upon its acceleration or redemption;

         o Viacom remains in breach of a covenant or warranty in respect of an indenture for 60 days after Viacom receives a written notice of default; the notice must be sent by either the 2001 debt trustee or holders of at least 25% in principal amount of a series of outstanding 2001 debt securities; or

         o Viacom or Viacom International, if guarantees are issued, files for bankruptcy, or other events of bankruptcy specified in the applicable 2001debt indenture, insolvency or reorganization occur.

         If an Event of Default has occurred, the 2001 debt trustee or the holders of at least 25% in principal amount of the 2001 debt securities of the affected series may declare the entire unpaid principal amount (and premium, if any) of, and all the accrued interest on, the 2001 debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. There is no action on the part of the 2001 debt trustee or any holder of 2001 debt securities required for such declaration if the Event of Default is a bankruptcy, insolvency or reorganization. Holders of a majority in principal amount of the 2001 debt securities of a series may also waive certain past defaults under the 2001 debt indenture on behalf of all of the holders of such series of 2001 debt securities. A declaration of acceleration of maturity may be canceled, under specified circumstances, by the holders of at least a majority in principal amount of a series of 2001 debt securities and the 2001 debt trustee.

         Except in cases of default, where the 2001 debt trustee has special duties, a 2001 debt trustee is not required to take any action under a 2001 debt indenture at the request of holders unless the holders offer the 2001 debt trustee reasonable protection from expenses and liability satisfactory to the 2001 debt trustee. If a reasonable indemnity is provided, the holders of a majority in principal amount of a series of 2001 debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the debt trustee. The 2001 debt trustee may refuse to follow those directions in certain circumstances specified in the applicable 2001 debt indenture. No delay or omission in exercising any right or remedy will be treated as a waiver of the right, remedy or Event of Default.

         Before holders are allowed to bypass the 2001 debt trustee and bring a lawsuit or other formal legal action or take other steps to enforce their rights or protect their interests relating to the 2001 debt securities, the following must occur:

         o holders must give the 2001 debt trustee written notice that an Event of Default has occurred and remains uncured;

         o holders of at least 25% in principal amount of the outstanding 2001 debt securities of a series must make a written request that the 2001 debt trustee take action because of the default and must offer the 2001 debt trustee indemnity satisfactory to the 2001 debt trustee against the cost and other liabilities of taking that action;

         o the 2001 debt trustee must have failed to take action for 60 days after receipt of the notice and offer of indemnity; and

         o holders of a majority in principal amount of the 2001 debt securities of a series must not have given the 2001 debt trustee a direction inconsistent with the above notice for a period of 60 days after the debt trustee has received the notice.

         Holders are, however, entitled at any time to bring a lawsuit for the payment of money due on the 2001 debt securities on or after the due date.

Modification of the 2001 Debt Indentures

         The 2001 debt indentures provide that Viacom, Viacom International, if applicable, and the 2001 debt trustee may, without the consent of any holders of 2001 debt securities, enter into supplemental indentures for the purposes, among other things, of:

         o    adding to Viacom's or Viacom International's covenants;

         o    adding additional events of default;

         o change or eliminate any provisions of the 2001 debt indenture so long as there are no holders entitled to the benefit of the provisions;

         o establishing the form or terms of any series of 2001 debt securities; or

         o curing ambiguities or inconsistencies in the 2001 debt indenture or making any other provisions with respect to matters or questions arising under the 2001 debt indentures.

         With specific exceptions, the 2001 debt indenture or the rights of the holders of the 2001 debt securities may be modified by Viacom, Viacom International and the 2001 debt trustee with the consent of the holders of a majority in aggregate principal amount of the 2001 debt securities of each series affected by the modification then outstanding, but no modification may be made without the consent of the holders of each outstanding 2001 debt security affected which would:

         o change the maturity of any payment of principal of, or any premium on, or any installment of interest on any 2001 debt security;

         o change the terms of any sinking fund with respect to any 2001 debt security;

         o reduce the principal amount of, or the interest or any premium on, any 2001 debt security upon redemption or repayment at the option of the holder;

         o    change any obligation of Viacom to pay additional amounts;

         o change any place of payment where, or the currency in which, any 2001 debt security or any premium or interest is payable;

         o impair the right to sue for the enforcement of any payment on or with respect to any 2001 debt security;

         o reduce the percentage in principal amount of outstanding 2001 debt securities of any series required to consent to any supplemental indenture, any waiver of compliance with provisions of a 2001 debt indenture or specific defaults and their consequences provided for in the 2001 debt indenture, or otherwise modify the sections in the 2001 debt indenture relating to these consents; or

         o reduce the obligations of Viacom International, if any, in respect of the due and punctual payment of principal, premium and interest, if any.

Defeasance and Covenant Defeasance

         Viacom may elect either (i) to defease and be discharged (and, if applicable, to have Viacom International defeased and discharged) from any and all obligations with respect to the 2001 debt securities (except as otherwise provided in the 2001 debt indenture) ("defeasance") or (ii) to be released from its obligations with respect to certain covenants that are described in the 2001 debt indentures ("covenant defeasance"), upon the deposit with the 2001 debt trustee, in trust for such purpose, of money and/or government obligations that through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of, premium, if any, and interest on the 2001 debt securities of such series to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous senior payments thereon. As a condition to defeasance or covenant defeasance, Viacom must deliver to the 2001 debt trustee an opinion of counsel to the effect that the holders of the 2001 debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the 2001 debt indenture.

         Viacom may exercise its defeasance option with respect to the 2001 debt securities of any series notwithstanding its prior exercise of its covenant defeasance option. If Viacom exercises its defeasance option, payment of the 2001 debt securities of such series may not be accelerated because of an event of default and the guarantees relating to such 2001 debt securities will cease to exist. If Viacom exercises its covenant defeasance option, payment of the 2001 debt securities of such series may not be accelerated by reference to any covenant from which Viacom is released as described under clause (ii) above. However, if acceleration were to occur for other reasons, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the 2001 debt securities of such series, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

Notices

         Notices to holders of 2001 debt securities will be given by mail to the addresses of such holders as they appear in the security register.

Title

         We, Viacom International, as guarantor, the 2001 debt trustees and any agent of us, may treat the registered owner of any registered 2001 debt security as the absolute owner thereof (whether or not the 2001 debt security shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

Replacement of 2001 Debt Securities

         We will replace any mutilated 2001 debt security at the expense of the holders upon surrender to the trustee. We will replace 2001 debt securities that become destroyed, lost or stolen at the expense of the holder upon delivery to the trustee of satisfactory evidence of the destruction, loss or theft thereof. In the event of a destroyed, lost or stolen 2001 debt security, an indemnity or security satisfactory to us and the 2001 debt trustee may be required at the expense of the holder of the 2001 debt security before a replacement 2001 debt security will be issued.

Governing Law

         The 2001 debt indentures, the 2001 debt securities and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the 2001 Debt Trustees

         Viacom will identify the 2001 debt trustees in the relevant prospectus supplement. In specific instances, Viacom or the holders of a majority of the then outstanding principal amount of the 2001 debt securities issued under a 2001 debt indenture may remove the 2001 debt trustee and appoint a successor trustee. The 2001 debt trustee may become the owner or pledgee of any of the 2001 debt securities with the same rights, subject to conflict of interest restrictions, it would have if it were not the 2001 debt trustee. The 2001 debt trustee and any successor trustee must be eligible to act as trustee under the
Section 310(a)(1) of the Trust Indenture Act of 1939 and shall have a combined capital and surplus of at least $50,000,000 and be subject to examination by federal or state authority. Subject to applicable law relating to conflicts of interest, the 2001 debt trustee may also serve as trustee under other indentures relating to securities issued by Viacom or its affiliated companies and may engage in commercial transactions with Viacom and its affiliated companies. The initial 2001 debt trustee under each 2001 debt indenture is The Bank of New York.

2001 Senior Debt Securities

         Viacom will describe the specific terms of the 2001 senior debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions summarized in this description may apply to any series of its 2001 senior debt securities in the prospectus supplement relating to that series.

2001 Senior Subordinated Debt Securities

         In addition to the provisions previously described in this prospectus and applicable to all 2001 debt securities, the following description of Viacom's 2001 senior subordinated debt securities summarizes the additional terms and provisions of its 2001 senior subordinated debt securities to which any prospectus supplement may relate. The specific terms of Viacom's 2001 senior subordinated debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions summarized below may apply to any series of 2001 senior subordinated debt securities will be described in the prospectus supplement relating to that series.

         Subordination. The 2001 senior subordinated debt securities will be subordinated in right of payment to Viacom's senior indebtedness to the extent set forth in the applicable prospectus supplement.

         The payment of the principal of, premium, if any, and interest on the 2001 senior subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of Viacom's senior indebtedness. Viacom may not make payment of principal of, premium, if any, or interest on the 2001 senior subordinated debt securities and may not acquire, or make payment on account of any sinking fund for, the 2001 senior subordinated debt securities unless full payment of amounts then due for principal, premium, if any, and interest on all senior indebtedness by reason of the maturity thereof has been made or duly provided for in cash or in a manner satisfactory to the holders of the senior indebtedness. In addition, the senior subordinated indenture provides that if a default has occurred giving the holders of the senior indebtedness the right to accelerate the maturity of that senior indebtedness, or an event has occurred which, with the giving of notice, or lapse of time, or both, would constitute an event of default, then unless and until that event has been cured or waived or has ceased to exist, no payment of principal, premium, if any, or interest on the 2001 senior subordinated debt securities and no acquisition of, or payment on account of a sinking fund for, the 2001 senior subordinated debt securities may be made. Viacom will give prompt written notice to the 2001 senior subordinated trustee of any default under any senior indebtedness or under any agreement pursuant to which senior indebtedness may have been issued. The 2001 senior subordinated indenture provisions described in this paragraph, however, do not prevent Viacom from making a sinking fund payment with 2001 senior subordinated debt securities acquired prior to the maturity of senior indebtedness or, in the case of default, prior to the default and notice thereof. Upon any distribution of assets in connection with Viacom's dissolution, liquidation or reorganization, all senior indebtedness must be paid in full before the holders of the 2001 senior subordinated debt securities are entitled to any payments whatsoever. As a result of these subordination provisions, in the event of Viacom's insolvency, holders of the 2001 senior subordinated debt securities may recover ratably less than the holders of Viacom's senior indebtedness.

         For purposes of the description of the 2001 senior subordinated debt securities, the term "Senior Indebtedness" of the Company or the Guarantor, as the case may be, means the principal of and premium, if any, and interest on the following, whether outstanding on the date of execution of the senior subordinated indenture or incurred or created after the execution:

         o indebtedness for money borrowed by it, or evidenced by securities, other than the 2001 senior subordinated debt securities or any other indebtedness which is subordinate to the 2001 senior subordinated debt securities

         o    obligations with respect to letters of credit;

         o indebtedness constituting a guarantee of indebtedness of others, other than any subordinated guarantees; or

         o obligations under Capitalized Leases (as defined below) (other than (x) telecommunications equipment, including satellite transponders, and (y) theme park equipment and attractions);

         o    any obligation of a third party if secured by a lien on assets;

         o renewals, extensions or refundings of any of the indebtedness referred to in the preceding bullet points unless, in the case of any particular indebtedness, renewal, extension or refunding, under the express provisions of the instrument creating or evidencing the same, or pursuant to which the same is outstanding, the indebtedness or the renewal, extension or refunding thereof is not superior in right of payment to the 2001 senior subordinated debt securities.

Senior Indebtedness of the Company or the Guarantor, as the case may be, will not include any obligation of the Company or the Guarantor (i) to any subsidiary of the Company or the Guarantor or to any person with respect to which the Company or the Guarantor is a subsidiary or (ii) specifically with respect to the production, distribution or acquisition of motion pictures or other programming rights, talent or publishing rights.

         As of March 31, 2001, a total of approximately $10.2 billion of Viacom's indebtedness was Senior Indebtedness and approximately $647 million of Viacom International's indebtedness was Senior Indebtedness.

Certain Definitions

         The following definitions are applicable to the 2001 debt indentures:

         "Capitalized Lease" means any obligation of a person to pay rent or other amounts incurred with respect to real property or equipment acquired or leased by such person and used in its business that is required to be recorded as a capital lease in accordance with generally accepted accounting principles consistently applied as in effect from time to time.

         "Indebtedness" of any person means, without duplication (i) any obligation of such person for money borrowed, (ii) any obligation of such person evidenced by bonds, debentures, notes or other similar instruments, (iii) any reimbursement obligation of such person in respect of letters of credit or other similar instruments which support financial obligations which would otherwise become Indebtedness, (iv) any obligation of such person under Capitalized Leases (other than in respect of (x) telecommunications equipment including, without limitation, satellite transponders, and (y) theme park equipment and attractions), and (v) any obligation of any third party to the extent secured by a Lien on the assets of such person; provided, however, that "Indebtedness" of such person shall not include any obligation of such person
(i) to any Subsidiary of such person or to any person with respect to which such person is a Subsidiary or (ii) specifically with respect to the production, distribution or acquisition of motion pictures or other programming rights, talent or publishing rights. When used with respect to Viacom, the term "Indebtedness" also includes any obligation of Viacom International specified in clauses (i) through (v) above to the extent that said Indebtedness is guaranteed by Viacom.

         "Lien" means any pledge, mortgage, lien, encumbrance or other security interest.

         "Restricted Subsidiary" means a corporation all of the outstanding voting stock of which is owned, directly or indirectly, by Viacom or by one or more of its Subsidiaries, or by Viacom and one or more of its Subsidiaries, which is incorporated under the laws of a State of the United States, and which owns a Principal Property.
         "Subsidiary" of any person means (i) a corporation a majority of the outstanding voting stock of which is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person, or by such person and one or more Subsidiaries thereof or (ii) any other person (other than a corporation), including, without limitation, a partnership or joint venture, in which such person, one or more Subsidiaries thereof, or such person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other persons performing similar functions).

                 DESCRIPTION OF THE 1995 SENIOR DEBT SECURITIES

Further Issues

         We may from time to time without notice to, or the consent of, the holders of a series of 1995 senior debt securities, create and issue further 1995 senior debt securities of the same series, equal in rank to the 1995 senior debt securities in all respects (or in all respects except for the payment of interest accruing prior to the issue date of the new notes or except for the first payment of interest following the issue date of the new notes) so that the new notes may be consolidated and form a single series with the relevant series of 1995 senior debt securities and have the same terms as to status, redemption or otherwise as the relevant series of 1995 senior debt securities.

Merger, Consolidation or Sale of Assets

         Under the terms of the 1995 senior indenture, we and Viacom International generally would be permitted to consolidate or merge with another corporation. We and Viacom International would also be permitted to sell all or substantially all of our assets to another person. However, neither we nor Viacom International may take any of these actions unless all the following conditions are met:

         o the merger, consolidation or sale of assets must not cause an Event of Default. See "-- Defaults and Remedies" below. An Event of Default for this purpose would also include any event that would be an Event of Default if the notice or time requirements were disregarded;

         o the person we would merge or consolidate with or sell all or substantially all of our assets to must be organized under the laws of any state of the United States;

         o the person we would merge or consolidate with or sell all or substantially all of our assets to must agree to be legally responsible for the outstanding securities issued under the 1995 senior indenture; and

         o we or Viacom International must deliver specified certificates and documents to the 1995 senior debt trustee.

         We and Viacom International may merge or consolidate with, or sell all or substantially all of our assets to each other or any of our Subsidiaries. When we make reference in this section to the sale of "all or substantially all of our assets," we mean property and assets generating revenues representing, in the aggregate, at least 80% of our total consolidated revenues.

         In the event that Viacom or Viacom International consolidates or merges with another entity or sells all or substantially all of its assets to another entity, the surviving entity shall be substituted for Viacom or Viacom International, as the case may be, under the 1995 senior indenture and Viacom or Viacom International, as the case may be, shall be discharged from all of its obligations under the 1995 senior indenture.

Limitations on Liens

         We covenant in the 1995 senior indenture that we will not create, assume or permit any Lien on any of our properties or assets, unless we secure the 1995 senior debt securities at least equally and ratably to the secured Indebtedness. The foregoing only applies to Liens that in the aggregate exceed 15% of our total consolidated assets, reduced by the Attributable Debt related to any permitted sale and leaseback arrangement. See "-- Limitations on Sale and Leaseback Transactions" below. The restrictions do not apply to Capitalized Leases or Indebtedness that is secured by:

         o Liens existing, in the case of any 1995 senior debt securities, on the date such 1995 senior debt securities are issued;

         o Liens on any property or any Indebtedness of a person existing at the time the person becomes a Subsidiary (whether by acquisition, merger or consolidation);

         o    Liens in favor of us or our Subsidiaries; and

         o Liens existing at the time of acquisition of the assets secured thereby and purchase money Liens.

         The restrictions do not apply to extensions, renewals or replacements of any of the foregoing types of Liens.

Limitations on Sale and Leaseback Transactions

         We covenant in the 1995 senior indenture that neither we nor any Restricted Subsidiary will enter into any arrangement with any person to lease a Principal Property (except for any arrangements that exist on the date the 1995 senior debt securities are issued or that exist at the time any person that owns a Principal Property becomes a Restricted Subsidiary) which has been or is to be sold by us or the Restricted Subsidiary to the person unless:

         o the sale and leaseback arrangement involves a lease for a term of not more than three years;

         o the sale and leaseback arrangement is entered into between us and any Subsidiary or between our Subsidiaries;

         o we or the Restricted Subsidiary would be entitled to incur indebtedness secured by a Lien on the Principal Property at least equal in amount to the Attributable Debt permitted pursuant to the first paragraph under "Limitations on Liens" without having to secure equally and ratably the 1995 senior debt securities;

         o the proceeds of the sale and leaseback arrangement are at least equal to the fair market value (as determined by our board of directors in good faith) of the property and we apply within 180 days after the sale an amount equal to the greater of the net proceeds of the sale or the Attributable Debt associated with the property to (i) the retirement of long-term debt for borrowed money that is not subordinated to the 1995 senior debt securities and that is not debt to us or a Subsidiary, or (ii) the purchase or development of other comparable property; or

         o the sale and leaseback arrangement is entered into within 180 days after the initial acquisition of the Principal Property subject to the sale and leaseback arrangement.

         The term "Attributable Debt," with regard to a sale and leaseback arrangement of a Principal Property, is defined in the 1995 senior indenture as an amount equal to the lesser of: (a) the fair market value of the property (as determined in good faith by our board of directors); or (b) the present value of the total net amount of rent payments to be made under the lease during its remaining term, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually. The calculation of the present value of the total net amount of rent payments is subject to adjustments specified in the 1995 senior indenture.

         The term "Principal Property" is defined in the 1995 senior indenture to include any parcel of our or our Restricted Subsidiaries' real property and related fixtures or improvements located in the United States, the aggregate book value of which on the date of determination exceeds $1.0 billion. The term "Principal Property" does not include any telecommunications equipment or parcels of real property and related fixtures or improvements that are determined in good faith by our board of directors not to be of material importance to our and our Subsidiaries' total business. As of the date of this prospectus, neither we nor any of our Subsidiaries own any Principal Property.

Defaults and Remedies

         Holders of 1995 senior debt securities have specified rights if an Event of Default occurs in respect of the 1995 senior debt securities of that series, as described below.

         The term "Event of Default" in respect of the 1995 senior debt securities means any of the following:

         o we do not pay interest on a 1995 senior debt security of such series within 30 days of its due date;

         o we do not pay the principal of or any premium on a 1995 senior debt security of such series on its due date;

         o we remain in breach of a covenant or warranty in respect of the 1995 senior indenture for 60 days after we receive a written notice of default. The notice must be sent by either the trustee or holders of at least 25% in principal amount of a series of outstanding 1995 senior debt securities;

         o we are in default under agreements under which we have Indebtedness outstanding in excess of $250 million in the aggregate and which Indebtedness is due either at maturity or has been declared due prior to maturity and remains unpaid;

         o we fail to pay a money judgment in excess of $250 million for a period of 60 days after it becomes final and not subject to further appeal; or

         o we or Viacom International file for bankruptcy, or other specified events of bankruptcy, insolvency or reorganization occur.

         If an Event of Default has occurred, the 1995 senior debt trustee or the holders of at least 25% in principal amount of the 1995 senior debt securities of the affected series may declare the entire principal amount and premium, if any, and all the accrued interest on, the 1995 senior debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. There is no action on the part of the 1995 senior debt trustee or any holder of 1995 senior debt securities required for such declaration if the Event of Default is a bankruptcy, insolvency or reorganization.

         Holders of a majority in principal amount of the 1995 senior debt securities of a series may also waive certain past defaults under the 1995 senior indenture on behalf of all of the holders of such series of 1995 senior debt securities. A declaration of acceleration of maturity may be canceled, under specified circumstances, by the holders of at least a majority in principal amount of a series of 1995 senior debt securities.

         Except in cases of default, where the 1995 senior debt trustee has special duties, the 1995 senior debt trustee is not required to take any action under the 1995 senior indenture at the request of holders unless the holders offer the 1995 senior debt trustee reasonable protection from expenses and liability satisfactory to the 1995 senior debt trustee. If a reasonable indemnity is provided, the holders of a majority in principal amount of a series of 1995 senior debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the 1995 senior debt trustee. The 1995 senior debt trustee may refuse to follow those directions in specified circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of the right, remedy or Event of Default.

         Before holders are allowed to bypass the 1995 senior debt trustee and bring a lawsuit or other formal legal action or take other steps to enforce their rights or protect their interests relating to the 1995 senior debt securities, the following must occur:

         o holders must give the 1995 senior debt trustee written notice that an Event of Default has occurred and remains uncured;

         o holders of at least 25% in principal amount of the outstanding 1995 senior debt securities of a series must make a written request that the 1995 senior debt trustee take action because of the default and must offer the 1995 senior debt trustee indemnity satisfactory to the 1995 senior debt trustee against the cost and other liabilities of taking that action;

         o the 1995 senior debt trustee must have failed to take action for 60 days after receipt of the notice and offer of indemnity; and

         o holders of a majority in principal amount of the 1995 senior debt securities of a series must not have given the 1995 senior debt trustee a direction inconsistent with the above notice.

         Holders of 1995 senior debt securities are, however, entitled at any time to bring a lawsuit for the payment of money due on those 1995 senior debt securities on or after the due date.

         We are required to furnish to the 1995 senior debt trustee an annual statement as to our performance of our obligations under the 1995 senior indenture and as to any default in such performance. We are also required to notify the 1995 senior debt trustee of any event that is, or after notice or lapse of time or both would become, an Event of Default.

Payment and Paying Agents

         Unless otherwise specified in the applicable prospectus supplement, principal of, premium, if any, and interest on the 1995 senior debt securities will be payable, subject to any applicable laws and regulations, at the office of our paying agent or paying agents that we may designate from time to time, except that at our option, payment of interest may be made by check mailed to the address of the person entitled thereto at the address in the security register. Unless otherwise specified in the applicable prospectus supplement, we will pay interest on the 1995 senior debt securities on any interest payment date to the person in whose name the 1995 senior debt security (or predecessor 1995 senior debt security) is registered at the close of business on the regular record date for such interest.

         Unless otherwise specified in the applicable prospectus supplement, the corporate trust office of the 1995 senior debt trustee will be designated as our paying agent for payments with respect to the 1995 senior debt securities of each series. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the series.

         Any money paid by us or Viacom International, as guarantor, to a paying agent for the payment of the principal of, premium, if any, or interest on any 1995 senior debt security of any series that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us or Viacom International, as guarantor, as the case may be, and the holder of such 1995 senior debt security may thereafter look only to us and Viacom International for that payment.

Meetings, Modification and Waiver

         The 1995 senior debt indenture provides that Viacom, Viacom International, if applicable, and the 1995 senior debt trustee may, without the consent of any holders of 1995 senior debt securities, enter into supplemental indentures for the purposes, among other things, of:

         o    adding to Viacom or Viacom International's covenants;

         o    adding additional events of default;

         o change or eliminate any provisions of the 1995 debt indenture so long as there are no holders entitled to the benefit of the provisions;

         o    establishing the form or terms of any series of debt securities;
              or

         o curing ambiguities or inconsistencies in the debt indenture or making other provisions.

         Modifications and amendments of the 1995 senior indenture may be made by us, Viacom International, as guarantor, and the 1995 senior debt trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding 1995 senior debt securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holders of each outstanding 1995 senior debt security affected thereby, (a) change the stated maturity of the principal of, or any installment of principal of or interest on, any 1995 senior debt security or the terms of any sinking fund or analogous payment with respect to any 1995 senior debt security, (b) reduce the principal amount of, or premium or interest on, any 1995 senior debt security, (c) change our obligation to pay additional amounts, (d) reduce the amount of principal of an original issue discount 1995 senior debt security payable upon acceleration of the maturity thereof or provable in bankruptcy, (e) change the place of payment where, or the coin or currency in which, any 1995 senior debt security or any premium or interest thereon is payable, (f) impair the right to institute suit for the enforcement of any payment on or with respect to any 1995 senior debt security,
(g) reduce the percentage in principal amount of outstanding 1995 senior debt securities of any series, the consent of whose holders is required for modification or amendment of the 1995 senior indenture or for waiver of compliance with certain provisions of the 1995 senior indenture or for waiver of certain defaults, (h) reduce the requirements contained in the 1995 senior indenture for quorum or voting, (i) change our obligation to maintain an office or agency in the places and for the purposes required by the 1995 senior indenture, or (j) reduce the obligations of Viacom International, if any, in respect of the due and punctual payment of any principal of, premium or interest on any 1995 senior debt security or any additional amounts in respect thereof.

         The holders of at least a majority in aggregate principal amount of the outstanding 1995 senior debt securities of a series may, on behalf of the holders of all the 1995 senior debt securities of that series, waive, insofar as that series is concerned, our compliance with specified provisions of the 1995 senior indenture. The holders of not less than a majority in aggregate principal amount of the outstanding 1995 senior debt securities of a series may, on behalf of all holders of 1995 senior debt securities of that series, waive any past default under the 1995 senior indenture with respect to 1995 senior debt securities of that series, except a default (a) in the payment of principal of or any premium or interest on any 1995 senior debt security of such series or
(b) in respect of any other provision of the 1995 senior indenture that cannot be modified or amended without the consent of the holder of each outstanding 1995 senior debt security of such series affected thereby.

         The 1995 senior indenture provides that, in determining whether the holders of the requisite principal amount of the outstanding 1995 senior debt securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of holders of 1995 senior debt securities for quorum purposes, the principal amount of an original issue discount senior security that shall be deemed to be outstanding shall be the amount that would be due and payable as of the date of such determination upon acceleration of the maturity thereof.

         The 1995 senior indenture contains provisions for convening meetings of the holders of 1995 senior debt securities of any or all series. A meeting may be called at any time by the 1995 senior debt trustee, and also, upon request, by us or the holders of at least 33 1/3% in aggregate principal amount of the outstanding 1995 senior debt securities of such series, in any such case upon notice given in accordance with "Notices" below. Except for any consent that must be given by the holder of each outstanding 1995 senior debt security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding 1995 senior debt securities of that series; provided, however, that, except for any consent that must be given by the holder of each outstanding 1995 senior debt security affected thereby, as described above, any resolution with respect to any consent, waiver, request, demand, notice, authorization, direction or other action that may be made, given or taken by the holders of not less than a specified percentage in principal amount of the outstanding 1995 senior debt securities of a series may be adopted at a meeting or an adjourned meeting at which a quorum is present only by the affirmative vote of the holders of not less than such specified percentage in principal amount of the outstanding 1995 senior debt securities of that series.

         Any resolution passed or decision taken at any meeting of holders of 1995 senior debt securities of any series duly held in accordance with the 1995 senior indenture will be binding on all holders of 1995 senior debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any adjourned meeting, will be persons holding or representing a majority in principal amount of the outstanding 1995 senior debt securities of a series; provided, however, that, if any action is to be taken at such meeting with respect to a consent, waiver, request, demand, notice, authorization, direction or other action that may be given by the holders of not less than a specified percentage in principal amount of the outstanding 1995 senior debt securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding 1995 senior debt securities of such series will constitute a quorum.

Defeasance and Covenant Defeasance

         We may elect either (i) to defease and be discharged (and, if applicable, to have Viacom International defeased and discharged) from any and all obligations with respect to the 1995 senior debt securities (except as otherwise provided in the 1995 senior indenture) ("defeasance") or (ii) to be released from our obligations with respect to certain covenants that are described in the 1995 senior indenture

("covenant defeasance"), upon the deposit with the 1995 senior debt trustee, in trust for such purpose, of money and/or specified government obligations that through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of, premium, if any, and interest on the 1995 senior debt securities of such series to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous senior payments thereon. As a condition to defeasance or covenant defeasance, we must deliver to the 1995 senior debt trustee an opinion of counsel to the effect that the holders of the 1995 senior debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the 1995 senior indenture.

         We may exercise our defeasance option with respect to the 1995 senior debt securities of any series notwithstanding the prior exercise of our covenant defeasance option. If we exercise our defeasance option, payment of the 1995 senior debt securities of such series may not be accelerated because of an event of default and the guarantees relating to such 1995 senior debt securities will cease to exist. If we exercise our covenant defeasance option, payment of the 1995 senior debt securities of such series may not be accelerated by reference to any covenant from which we are released as described under clause (ii) above. However, if acceleration were to occur for other reasons, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the 1995 senior debt securities of such series, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

Notices

         Notices to holders of 1995 senior debt securities will be given by mail to the addresses of such holders as they appear in the security register.

Title

         We, Viacom International, as guarantor, the 1995 senior debt trustee and any agent of us, may treat the registered owner of any registered 1995 senior debt security as the absolute owner thereof (whether or not the 1995 senior debt security shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

Replacement of 1995 Senior Debt Securities

         We will replace any mutilated 1995 senior debt security at the expense of the holders upon surrender to the trustee. We will replace 1995 senior debt securities that become destroyed, lost or stolen at the expense of the holder upon delivery to the trustee of satisfactory evidence of the destruction, loss or theft thereof. In the event of a destroyed, lost or stolen 1995 senior debt security, an indemnity or security satisfactory to us and the 1995 senior debt trustee may be required at the expense of the holder of the 1995 senior debt security before a replacement 1995 senior debt security will be issued.

Governing Law

         The 1995 senior indenture, the 1995 senior debt securities and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the 1995 Senior Debt Trustee

         We and Viacom International maintain deposit accounts and banking and borrowing relations with Citibank, N.A., the 1995 senior debt trustee under the 1995 senior indenture, and such 1995 senior debt trustee is currently a lender to us and Viacom International and certain of our other subsidiaries. We may remove the 1995 senior debt trustee at any time with respect to the 1995 senior debt securities of any series, provided that we immediately appoint a successor trustee meeting the requirements for trustees specified in the 1995 senior indenture and provided further that no default with respect to such 1995 senior debt securities has occurred and is continuing.

Certain Definitions

         The following definitions are applicable to the 1995 senior indenture:

         "Capitalized Lease" means any obligation of a person to pay rent or other amounts incurred with respect to real property or equipment acquired or leased by such person and used in its business that is required to be recorded as a capital lease in accordance with generally accepted accounting principles consistently applied as in effect from time to time.

         "Indebtedness" of any person means, without duplication (i) any obligation of such person for money borrowed, (ii) any obligation of such person evidenced by bonds, debentures, notes or other similar instruments, (iii) any reimbursement obligation of such person in respect of letters of credit or other similar instruments which support financial obligations which would otherwise become Indebtedness, (iv) any obligation of such person under Capitalized Leases (other than in respect of (x) telecommunications equipment including, without limitation, satellite transponders, and (y) theme park equipment and attractions), and (v) any obligation of any third party to the extent secured by a Lien on the assets of such person; provided, however, that "Indebtedness" of such person shall not include any obligation of such person (a) to any Subsidiary of such person or to any person with respect to which such person is a Subsidiary or (b) specifically with respect to the production, distribution or acquisition of motion pictures or other programming rights, talent or publishing rights. When used with respect to Viacom, the term "Indebtedness" also includes any obligation of Viacom International specified in clauses (i) through (v) above to the extent that said Indebtedness is guaranteed by Viacom.

         "Lien" means any pledge, mortgage, lien, encumbrance or other security interest.

         "Restricted Subsidiary" means a corporation all of the outstanding voting stock of which is owned, directly or indirectly, by Viacom or by one or more of its Subsidiaries, or by Viacom and one or more of its Subsidiaries, which is incorporated under the laws of a State of the United States, and which owns a Principal Property.

         "Subsidiary" of any person means (i) a corporation a majority of the outstanding voting stock of which is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person, or by such person and one or more Subsidiaries thereof or (ii) any other person (other than a corporation), including, without limitation, a partnership or joint venture, in which such person, one or more Subsidiaries thereof, or such person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other persons performing similar functions).

                         DESCRIPTION OF PREFERRED STOCK

         The following description sets forth certain general terms of preferred stock which Viacom may issue. The terms of any series of the preferred stock will be described in the applicable prospectus supplement relating to the preferred stock being offered. The description set forth below and in any prospectus supplement is not complete, and is subject to, and qualified in its entirety by reference to, Viacom's restated certificate of incorporation, and the certificate of designations relating to each particular series of the preferred stock, which was or will be filed with the SEC at or before the issuance of the series of preferred stock.

Terms of the Preferred Stock

         Under Viacom's restated certificate of incorporation Viacom is authorized to issue up to 25,000,000 shares of preferred stock, par value $0.01 per share. The board of directors of Viacom has the authority, without approval of the stockholders, to issue all of the shares of preferred stock which are currently authorized in one or more series and to fix the number of shares and the rights, preferences, privileges, qualifications, restrictions and limitations of each series. As of March 31, 2001, Viacom had 25,000,000 shares of preferred stock available for issuance.

         The applicable prospectus supplement will describe the terms of each series of preferred stock, including, where applicable, the following:

         o the designation, stated value, liquidation preference and number of shares offered;

         o    the offering price or prices;

         o the dividend rate or rates, or method of calculation, the dividend periods, the date on which dividends shall be payable and whether dividends are cumulative or noncumulative and, if cumulative, the dates from which dividends begin to accumulate;

         o    any redemption or sinking fund provisions;

         o    any conversion or exchange provisions;

         o    any voting rights;

         o whether the preferred stock will be issued in certificated or book-entry form;

         o whether the preferred stock will be listed on a national securities exchange;

         o    information with respect to any book-entry procedures;

         o a discussion of any material federal income tax and other special considerations, procedures and limitations relating to the preferred stock; and

         o any additional rights, preferences, privileges, limitations and restrictions of the preferred stock which are not inconsistent with the provisions of the restated certificate of incorporation.

         The preferred stock will be, when issued against payment, fully paid and nonassessable. Holders will have no preemptive rights to subscribe for any additional securities which Viacom may issue. Unless otherwise specified in the applicable prospectus supplement, the shares of each series of preferred stock will rank equally with all other outstanding series of preferred stock issued by Viacom as to payment of dividends, other than with respect to cumulation of dividends, and as to the distribution of assets upon liquidation, dissolution, or winding up of Viacom. As of March 31, 2001, there were no shares of Viacom's preferred stock outstanding. Each series of preferred stock will rank senior to the common stock, and any other stock of Viacom that is expressly made junior to that series of preferred stock.

         Unless otherwise specified in the applicable prospectus supplement, The Bank of New York will be the transfer agent, dividend disbursing agent and registrar for the shares of the preferred stock.

         Viacom's rights and the rights of holders of Viacom securities, including the holders of preferred stock, to participate in the distribution of assets of any subsidiary of Viacom upon its liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors and preferred stockholders, except to the extent Viacom may itself be a creditor with recognized claims against the subsidiary or a holder of preferred stock of the subsidiary.

Dividends and Distributions

         Unless otherwise specified in the prospectus supplement, holders of shares of the preferred stock will be entitled to receive, as, if and when declared by the board of directors of Viacom or a duly authorized committee of the board of directors, out of funds legally available for the payment of dividends, cash dividends at the rate set forth in, or calculated in accordance with the formula set forth in, the prospectus supplement relating to the preferred stock being offered. Dividends on the preferred stock may be cumulative or noncumulative as provided in the applicable prospectus supplement. Dividends on the cumulative preferred stock will accumulate from the date of original issue and will be payable as specified in the applicable prospectus supplement. The applicable prospectus supplement will set forth the applicable dividend period with respect to a dividend payment date. If the board of directors of Viacom or a duly authorized committee of the board of directors fails to declare a dividend on any series of noncumulative preferred stock for any dividend period, Viacom will have no obligation to pay a dividend for that period, whether or not dividends on that series of noncumulative preferred stock are declared for any future dividend period.

         No dividends will be declared or paid or set apart for payment on the preferred stock of any series ranking, as to dividends, equally with or junior to any other series of preferred stock for any period unless dividends have been or are contemporaneously declared and paid or declared and a sum sufficient for the payment of those dividends has been set apart for:

         o in the case of cumulative preferred stock, all dividend periods terminating on or before the date of payment of full cumulative dividends; or

         o in the case of noncumulative preferred stock, the immediately preceding dividend period.

         When dividends are not paid in full upon any series of preferred stock, and any other preferred stock ranking equally as to dividends with that series of preferred stock, all dividends declared upon shares of that series of preferred stock and any other preferred stock ranking equally as to dividends will be declared pro rata so that the amount of dividends declared per share on that series of preferred stock and any other preferred stock ranking equally as to dividends will in all cases bear to each other the same ratio that accrued dividends per share on the shares of that series of preferred stock and the other preferred stock bear to each other. In the case of noncumulative preferred stock, any accrued dividends described in the immediately preceding paragraph will not include any cumulation in respect of unpaid dividends for prior dividend periods.

         Except as provided in the immediately preceding paragraph or the applicable prospectus supplement unless full dividends on all outstanding shares of any series of preferred stock have been declared and paid, in the case of a series of cumulative preferred stock, for all past dividend periods, or in the case of noncumulative preferred stock, for the immediately preceding dividend period, Viacom may not declare dividends or pay or set aside for payment or other distribution on any of its capital stock ranking junior to or equally with that series of preferred stock as to dividends or upon liquidation, other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, the common stock of Viacom or other capital stock of Viacom ranking junior to that series of preferred stock as to dividends and upon liquidation, and other than in connection with the distribution or trading of any of its capital stock, Viacom may not redeem, purchase or otherwise acquire any of its capital stock ranking junior to or equally with that series of preferred stock as to dividends or upon liquidation, for any consideration or any moneys paid to or made available for a sinking fund for the redemption of any shares of any of its capital stock, except by conversion or exchange for capital stock of Viacom ranking junior to that series of preferred stock as to dividends and upon liquidation.

         Unless otherwise specified in the applicable prospectus supplement, the amount of dividends payable for any period shorter than a full dividend period shall be computed on the basis of twelve 30-day months, a 360-day year and the actual number of days elapsed in any period of less than one month.

Liquidation Preference

         Unless otherwise specified in the applicable prospectus supplement, upon any voluntary or involuntary liquidation, dissolution or winding up of Viacom, the holders of the preferred stock will have preference and priority over the common stock of Viacom and any other class of stock of Viacom ranking junior to the preferred stock upon liquidation, dissolution or winding up, for payments out of or distributions of the assets of Viacom or proceeds from any liquidation, of the amount per share set forth in the applicable prospectus supplement plus all accrued and unpaid dividends, to the date of final distribution to such holders. After any liquidating payment, the holders of preferred stock will not be entitled to any other payments.

Redemption

         If specified in the prospectus supplement relating to a series of preferred stock being offered, Viacom may, at its option, at any time or from time to time, redeem that series of preferred stock, in whole or in part, at the redemption prices and on the dates set forth in the applicable prospectus supplement.

         If less than all outstanding shares of a series of preferred stock is to be redeemed, the selection of the shares to be redeemed shall be determined by lot or pro rata as may be determined to be equitable by the board of directors of Viacom or a duly authorized committee of the board of directors. From and after the redemption date, unless Viacom is in default in providing for the payment of the redemption price, dividends shall cease to accrue on the shares of that series of preferred stock called for redemption and all rights of the holders shall cease, other than the right to receive the redemption price.

Voting Rights

         Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as required by law.

Conversion or Exchange Rights

         The prospectus supplement relating to a series of preferred stock that is convertible or exchangeable will state the terms on which shares of that series are convertible or exchangeable into common stock, another series of preferred stock or debt securities.

Preferred Stock Guarantees

         The following description summarizes the general terms and provisions of the preferred stock guarantees that may be executed and delivered by Viacom International for the benefit of the holders from time to time of our preferred stock. The terms and provisions of each preferred stock guarantee will be as set forth in each preferred stock guarantee. This description is qualified in its entirety by reference to the form of preferred stock guarantee agreement, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

General

         Pursuant to each preferred stock guarantee, Viacom International will irrevocably and unconditionally agree to pay in full, to the holders of our preferred stock, certain payments, to the extent not paid by us, [regardless of any defense, right of set-off or counterclaim that we may have or assert]. Unless otherwise specified in the applicable prospectus supplement, the following payments or distributions with respect to our preferred stock will be subject to the preferred stock guarantee:

         o the redemption price, including all accrued and unpaid dividends to the date of redemption, with respect to any preferred stock called for redemption by Viacom; and

         o upon our voluntary or involuntary dissolution, winding-up or termination, the aggregate of the liquidation amount and all accrued and unpaid dividends on that preferred stock to the date of payment, to the extent that we have funds available.

         We will refer to these amounts as "guarantee payments" in this description.

         The obligation of Viacom International to make a guarantee payment may be satisfied by direct payment of the required amounts by Viacom International to the holders of preferred stock or by our payment of those amounts to those holders. In the event of a redemption or our voluntary or involuntary dissolution, winding-up or termination, the obligations of Viacom International under any issued preferred stock guarantees will in the aggregate provide a full and unconditional guarantee on a subordinated basis by Viacom International of payments due on the preferred stock, as further described below.

Certain Covenants of Viacom International

         Unless otherwise specified in the applicable prospectus supplement, so long as any shares of preferred stock issued by us which are guaranteed by Viacom International are outstanding, Viacom International will not make any payment with respect to any capital stock issued by Viacom International, if at such time it is in default with respect to the guarantee payments or other payment obligations under the preferred stock guarantee.

Amendments and Assignment

         Except with respect to any changes that do not adversely affect the rights of holders of preferred stock, in which case no consent will be required, a preferred stock guarantee can be amended only with the prior approval of the holders of not less than 66 2/3% of the preferred stock. The manner of obtaining an approval of holders of the preferred stock will be described in an accompanying prospectus supplement. All guarantees and agreements contained in a preferred stock guarantee shall bind the successors, assignees, receivers, trustees and representatives of Viacom International and shall inure to the benefit of the holders of our preferred stock then outstanding. Except in connection with a consolidation, merger or sale involving Viacom that is permitted under the preferred stock guarantee agreement, Viacom International may not assign its obligations under any preferred stock guarantee.

Termination of the Preferred Stock Guarantees

         Each preferred stock guarantee will terminate and be of no further force and effect as to any series of our preferred stock upon full payment of the redemption price of all shares of preferred stock of that series, or upon the full payment of amounts payable upon our liquidation. Notwithstanding the foregoing, each preferred stock guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of our preferred stock must restore payment of any sums paid under such preferred stock or such guarantee.

Status of the Preferred Stock Guarantees

         The obligations of Viacom International under each preferred stock guarantee to make any guarantee payments will be an unsecured obligation of Viacom International and will rank:

         o subordinate and junior in right of payment to all of Viacom International's other liabilities, except those made pari passu or subordinate by their terms,

         o senior to all capital stock at any time issued by Viacom International and to any guarantee now or hereafter entered into by Viacom International in respect of any of its capital stock, and

         o proportionally and equally with each other preferred stock guarantee.

         Each preferred stock guarantee is a guarantee of payment and not of collection. A guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. Any holder of our preferred stock may institute a legal proceeding directly against Viacom International to enforce its rights under a preferred stock guarantee, without first instituting a legal proceeding against us or any other person or entity.

Limitation of Guarantor's Liability

         Various federal and state fraudulent conveyance laws have been enacted for the protection of creditors and may be utilized by a court of competent jurisdiction to subordinate or avoid all or part of any guarantee issued by Viacom International. For a discussion of fraudulent conveyance laws, as applicable to upstream guarantees, such as the preferred stock guarantees, see "General Description of the Debt Securities -- Guarantees."

Governing Law

         The preferred stock guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

                           DESCRIPTION OF COMMON STOCK

         The authorized common stock of Viacom as set forth in its restated certificate of incorporation consists of 750,000,000 shares of Viacom Class A common stock and 10,000,000,000 shares of Viacom Class B common stock. Viacom is not registering with the SEC and is therefore not permitted to offer or sell any shares of Viacom Class A common stock pursuant to the registration statement of which this prospectus is a part. Viacom is only registering with the Securities and Exchange Commission shares of Viacom Class B common stock as may from time to time be issued upon conversion of 2001 senior debt securities, 2001 senior subordinated debt securities, 1995 senior debt securities or preferred stock.

Viacom Class A Common Stock

         As of March 31, 2001, there were approximately 137,500,000 shares of Viacom Class A common stock issued and outstanding. Shares of Viacom Class A common stock are not redeemable. Holders of shares of Viacom Class A common stock are entitled to one vote per share.

Viacom Class B Common Stock

         Viacom Class B common stock has rights, privileges, limitations, restrictions and qualifications identical to Viacom Class A common stock except that shares of Viacom Class B common stock have no voting rights other than those required by the Delaware General Corporation Law. As of March 31, 2001, there were approximately 1,644,700,000 shares of Viacom Class B common stock issued and outstanding. Shares of Viacom Class B common stock are not redeemable.

Voting and Other Rights of Viacom Common Stock

         Voting Rights. Under Viacom's restated certificate of incorporation, except as noted below or otherwise required by the Delaware General Corporation Law, holders of the outstanding shares of Viacom Class A common stock vote together with the holders of the outstanding shares of all other classes of capital stock of Viacom entitled to vote, without regard to class. At the present time, however, there are no outstanding shares of any other class of capital stock of Viacom entitled to vote. Under Viacom's restated certificate of incorporation:

         o each holder of an outstanding share of Viacom Class A common stock is entitled to cast one vote for each share registered in the name of the holder, and

         o the affirmative vote of the holders of a majority of the outstanding shares of Viacom Class A common stock is necessary to approve any consolidation or merger of Viacom with or into another corporation pursuant to which shares of Viacom Class A common stock would be converted into or exchanged for any securities or other consideration.

         A holder of an outstanding share of Viacom Class B common stock is not entitled to vote on any question presented to the shareholders of Viacom including, but not limited, to whether to increase or decrease, but not below the number of shares then outstanding, the number of authorized shares of Viacom Class B common stock. However, under the Delaware General Corporation Law, a holder of an outstanding share of Viacom Class B common stock is entitled to vote on any proposed amendment to

Viacom's restated certificate of incorporation, if the amendment will increase or decrease the par value of the shares of Viacom Class B common stock, or alter or change the powers, preferences or special rights of the shares of Viacom Class B common stock so as to affect them adversely. Subject to the foregoing, any future change in the number of authorized shares of Viacom Class B common stock or any consolidation or merger of Viacom with or into another corporation pursuant to which shares of Viacom Class B common stock would be converted into or exchanged for any securities or other consideration could be consummated with the approval of the holders of a majority of the outstanding shares of Viacom Class A common stock and without any action by the holders of shares of Viacom Class B common stock.

         Dividends. Subject to the rights and preferences of any outstanding preferred stock, dividends on Viacom Class A common stock and Viacom Class B common stock are payable ratably on shares of Class A common stock and Class B common stock out of the funds of Viacom legally available therefore when, as and if declared by the Viacom Board.

         Rights in Liquidation. In the event Viacom is liquidated, dissolved or wound up, whether voluntarily or involuntarily, the net assets of Viacom would be divided ratably among the holders of the then outstanding shares of Viacom Class A common stock and Viacom Class B common stock after payment or provision for payment of the full preferential amounts to which the holders of any series of preferred stock of Viacom then issued and outstanding would be entitled.

         Split, Subdivision or Combination. If Viacom splits, subdivides or combines the outstanding shares of Viacom Class A common stock or Viacom Class B common stock, the outstanding shares of the other class of Viacom common stock shall be proportionally split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the other class of Viacom common stock have been split, subdivided or combined.

         Preemptive Rights. Shares of Viacom Class A common stock and Viacom Class B common stock do not entitle a holder to any preemptive rights enabling a holder to subscribe for or receive shares of stock of any class or any other securities convertible into shares of stock of any class of Viacom. The board of directors of Viacom possesses the power to issue shares of authorized but unissued Viacom Class A common stock and Viacom Class B common stock without further shareholder action, subject to the requirements of applicable law and stock exchanges, unless National Amusements, Inc. would no longer hold a majority of the outstanding shares of voting stock of Viacom as a result of the issuance. The number of authorized shares of Viacom Class A common stock and Viacom Class B common stock could be increased with the approval of the holders of a majority of the outstanding shares of Viacom Class A common stock and without any action by the holders of shares of Viacom Class B common stock.

         Trading Market. The outstanding shares of Viacom Class A common stock and Viacom Class B common stock are listed for trading on the NYSE. The registrar and transfer agent for Viacom common stock is The Bank of New York.

         Alien Ownership. Viacom's restated certificate of incorporation provides that Viacom may prohibit the ownership or voting of a percentage of its equity securities in order to ensure compliance with the requirements of the Communications Act of 1934, as amended.

                             DESCRIPTION OF WARRANTS

         Viacom may issue warrants for the purchase of its 2001 senior debt securities, 2001 senior subordinated debt securities, 1995 senior debt securities or shares of preferred stock. The warrants may be co-issued by Viacom International when the securities with respect to which the warrants are issued will be guaranteed by Viacom International. Warrants may be issued independently or together with any 2001 senior debt securities, senior subordinated debt securities, 1995 senior debt securities or shares of preferred stock offered by any prospectus supplement and may be attached to or separate from 2001 senior debt securities, 2001 senior subordinated debt securities, 1995 senior debt securities or shares of preferred stock. The warrants are to be issued under warrant agreements to be entered into among Viacom, Viacom International as co-issuer, if applicable, and The Bank of New York, as warrant agent, or such other bank or trust company as is named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as an agent of Viacom in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

General

         If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:

         o    the offering price;

         o the currency, currencies or currency units for which warrants may be purchased;

         o the designation, aggregate principal amount, currency, currencies or currency units and terms of 2001 senior debt securities, 2001 senior subordinated debt securities or 1995 senior debt securities purchasable upon exercise of the debt warrants and the price at which the 2001 senior debt securities, 2001 senior subordinated debt securities or 1995 senior debt securities may be purchased upon such exercise;

         o the designation, number of shares and terms of the preferred stock purchasable upon exercise of the preferred stock warrants and the price at which the shares of preferred stock may be purchased upon such exercise;

         o if applicable, the designation and terms of 2001 senior debt securities, 2001 senior subordinated debt securities, 1995 senior debt securities or preferred stock with which the warrants are issued and the number of warrants issued with each 2001 senior debt securities, 2001 senior subordinated debt security, 1995 senior debt securities or share of preferred stock;

         o if applicable, the date on and after which the warrants and the related 2001 senior debt securities, 2001 senior subordinated debt securities, 1995 senior debt securities or preferred stock will be separately transferable;

         o the date on which the right to exercise the warrants will commence and the date on which the right will expire;

         o    whether the warrants will be issued in registered or bearer form;

         o a discussion of any material federal income tax and other special considerations, procedures and limitations relating to the warrants; and

         o    any other terms of the warrants.

         Warrants may be exchanged for new warrants of different denominations. If in registered form, the warrants may be presented for registration of transfer. The Warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the various securities purchasable upon the exercise, including the right to receive payments of principal of, any premium on, or any interest on, 2001 senior debt securities, 2001 senior subordinated debt securities or 1995 senior debt securities purchasable upon the exercise or to enforce the covenants in the applicable indenture or to receive payments of dividends, if any, on the preferred stock purchasable upon their exercise or to exercise any applicable right to vote. If Viacom maintains the ability to reduce the exercise price of any preferred stock warrant and the right is triggered, it will comply with federal securities laws, including Rule 13e-4 under the Exchange Act, to the extent applicable.

Exercise of Warrants

         Each warrant will entitle the holder to purchase a principal amount of 2001 senior debt securities, 2001 senior subordinated debt securities, 1995 senior debt securities or a number of shares of preferred stock at the exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to the warrant. Warrants may be exercised at the times that are set forth in the prospectus supplement relating to the warrants. After the close of business on the date on which the warrant expires, or any later date to which Viacom may extend the expiration date, unexercised warrants will become void.

         Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, warrants may be exercised by delivery to the warrant agent of the certificate evidencing the warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the 2001 senior debt securities, 2001 senior subordinated debt securities, 1995 senior debt securities or shares of preferred stock purchasable upon the exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of the payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, Viacom will, as soon as practicable, issue and deliver the 2001 senior debt securities, 2001 senior subordinated debt securities, 1995 senior debt securities or shares of preferred stock purchasable upon the exercise, and, if applicable, Viacom International will issue guarantees relating to those securities. If fewer than all of the warrants represented by a certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

Additional Provisions

         The exercise price payable and the number of shares of preferred stock purchasable upon the exercise of each stock warrant will be subject to adjustment in specific events, including the issuance of a stock dividend to holders of preferred stock, or a combination, subdivision or reclassification of preferred stock. In lieu of adjusting the number of shares of preferred stock purchasable upon exercise of each stock warrant, Viacom may elect to adjust the number of preferred stock warrants. No adjustment in the number of shares purchasable upon exercise of the preferred stock warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. Viacom may, at its option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of preferred stock warrants, but Viacom will pay the cash value of any fractional shares otherwise issuable. In case of any consolidation, merger, or sale or conveyance of the property of Viacom as an entirety or substantially as an entirety, the holder of each outstanding preferred stock warrant will have the right upon the exercise to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of preferred stock into which the stock warrants were exercisable immediately prior thereto.

No Rights as Shareholders

         Holders of preferred stock warrants will not be entitled, by virtue of being the holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of the directors or any other matter, or to exercise any rights whatsoever as its shareholders, with respect to either Viacom or Viacom International.

                              PLAN OF DISTRIBUTION

         We may sell the securities in any of three ways (or in any combination): (a) through underwriters or dealers; (b) directly to a limited number of purchasers or to a single purchaser; or (c) through agents. The prospectus supplement will set forth the terms of the offering of such securities, including:

         o the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

         o the offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

         o    any securities exchanges on which the securities may be listed.

         Any offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

         We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

         We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from Viacom at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for soliciting these contracts.

         Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

                                  LEGAL MATTERS

         Certain legal matters in connection with the securities will be passed upon under United States law for us and for Viacom International by Shearman & Sterling, New York, New York.

                                     EXPERTS

         Our financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The consolidated financial statements and schedule of CBS as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, incorporated in this prospectus by reference from Item 8 of CBS's Annual Report on Form 10-K for the year ended December 31, 1999, have been audited by KPMG LLP, independent accountants, as stated in their reports, which are incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The consolidated financial statements and schedule of Infinity as of December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999, incorporated in this prospectus by reference from Item 8 of Infinity's Annual Report on Form 10-K for the year ended December 31, 1999, have been audited by KPMG LLP, independent accountants as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The following table sets forth the costs and expenses payable by Viacom in connection with the sale of the securities being registered hereby. All amounts are estimates except the registration fee. The costs and expenses set forth in the following table represent the sum of the costs and expenses of Registration Statement No. 333-52728 together with the incremental costs associated with this Registration Statement.

                                                               Amounts to
                                                                 be Paid
Registration fee.........................................$     1,250,000
Legal fees and expenses..................................        700,000
Blue Sky fees............................................         50,000
Printing.................................................        500,000
Trustee fees.............................................        150,000
Rating agency fees.......................................      1,000,000
Accounting fees and expenses.............................        125,000
Miscellaneous............................................        125,000
TOTAL....................................................$     3,900,000
                                                            ============

Item 15.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any of its directors or officers who is or was a party, or is threatened to be made a party, to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify directors and officers against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors or officers are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Expenses, including attorneys' fees, incurred by any such person in defending any such action, suit or proceeding may be paid or reimbursed by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

         Delaware law does not permit a corporation to indemnify persons against judgments in actions brought by or in the right of the corporation unless the Delaware Court of Chancery approves the indemnification.

         Viacom's restated certificate of incorporation provides that each person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, because that person is or was a Viacom director or officer or is or was serving at Viacom's request as a director or officer of another entity, shall be indemnified and held harmless by Viacom to the fullest extent permitted by Delaware law. This right to indemnification also includes the right to be paid by Viacom the expenses incurred in connection with that proceeding in advance of its final disposition to the fullest extent authorized by Delaware law. This right to indemnification is a contract right. Viacom's restated certificate of incorporation authorizes its board of directors to indemnify any of Viacom's employees or agents to the extent approved by the board of directors and authorized under Delaware law.

         Viacom intends to purchase and maintain insurance on behalf of any person who is or was one of its directors, officers, employees or agents, or is or was serving at the request of Viacom as a director, officer, employee or agent of another entity against any liability asserted against him or her and incurred by him or her in that capacity, or arising out of his or her status as such, whether or not Viacom would have the power or the obligation to indemnify him or her against that liability under the provisions of Viacom's restated certificate of incorporation.

Item 16.  Exhibits.

         See Exhibit Index.

Item 17.  Undertakings.

         (a)  The undersigned registrants hereby undertake:

              (1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrants hereby understand that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 31st day of May, 2001.

                                          VIACOM INC.



                                          By:    /s/ SUMNER M. REDSTONE
                                             -----------------------------------
                                             Name:  Sumner M. Redstone
                                             Title: Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                              Title                            Date
          ---------                              -----                            ----
                                    Chairman of the Board of Directors,         May 31, 2001
                                       Chief Executive Officer and
     /s/ SUMNER M. REDSTONE           Director (Principal Executive
--------------------------------                Officer)
         Sumner M. Redstone

    /s/ RICHARD J. BRESSLER         Senior Executive Vice President and         May 31, 2001
--------------------------------    Chief Financial Officer (Principal
        Richard J. Bressler                  Financial Officer)


    /s/ SUSAN C. GORDON               Vice President, Controller and            May 31, 2001
--------------------------------    Chief Accounting Officer (Principal
        Susan C. Gordon                      Accounting Officer)


             *                                Director
--------------------------------
        George S. Abrams

             *                                Director
--------------------------------
        David R. Andelman

             *                                Director
--------------------------------
       George H. Conrades

             *                                Director
--------------------------------
      Philippe P. Dauman

             *                                Director
--------------------------------
      William H. Gray III

             *                                Director
--------------------------------
         Mel Karmazin


          Signature                              Title                            Date
          ---------                              -----                            ----
             *                                Director
--------------------------------
          Jan Leschly

             *                                Director
--------------------------------
       David T. McLaughlin

             *                                Director
--------------------------------
         Ken Miller

             *                                Director
--------------------------------
        Leslie Moonves

             *                                Director
--------------------------------
       Brent D. Redstone

             *                                Director
--------------------------------
        Shari Redstone

             *                                Director
--------------------------------
     Frederic V. Salerno

             *                                Director
--------------------------------
       William Schwartz

             *                                Director
--------------------------------
        Ivan Seidenberg

             *                                Director
--------------------------------
       Patty Stonesifer

             *                                Director
--------------------------------
       Robert D. Walter


*By:  /s/ MICHAEL D. FRICKLAS                                                   May 31, 2001
    ----------------------------
    Michael D. Fricklas,
    Attorney-in-Fact for the Directors

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 31st day of May, 2001.

                                VIACOM INTERNATIONAL INC.


                                By:      /s/ MEL KARMAZIN
                                   ---------------------------------------------
                                   Name:  Mel Karmazin
                                   Title: President, Chief Executive Officer and
                                          Chief Operating Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                              Title                            Date
          ---------                              -----                            ----
      /s/ MEL KARMAZIN                    President,                            May 31, 2001
------------------------------------      Chief Executive Officer and Chief
          Mel Karmazin                    Operating Officer



     /s/ RICHARD J. BRESSLER              Senior Executive Vice President       May 31, 2001
-------------------------------------     Chief Financial Officer and Director
         Richard J. Bressler


    /s/ MICHAEL D. FRICKLAS               Executive Vice President, General     May 31, 2001
-------------------------------------     Counsel and Secretary and Director
        Michael D. Fricklas


   /s/ SUSAN C. GORDON                    Vice President, Controller and Chief  May 31, 2001
------------------------------------      Accounting Officer
       Susan C. Gordon


                                  EXHIBIT INDEX

Exhibit No.        Document
-----------        --------

4.1 Form of Senior Indenture between Viacom Inc., Viacom International Inc., and The Bank of New York, as senior trustee.

4.2 Form of Senior Subordinated Indenture between Viacom Inc., Viacom International Inc., and The Bank of New York, as trustee.

4.3 Indenture, dated as of May 15, 1995, among Viacom, Viacom International, as guarantor, and Citibank, N.A., as successor to State Street Bank and Trust Company and the First National Bank of Boston, Trustee (incorporated herein by reference to Exhibit 4.3 of Viacom's Current Report on Form 8-K dated December 15, 1995).

4.4 First Supplemental Indenture, dated as of May 24, 1995 (incorporated herein by reference to Exhibit 4.4 of Viacom's Current Report on Form 8-K dated December 15, 1995).

4.5 Second Supplemental Indenture and Amendment No. 1, dated as of December 15, 1995 (incorporated herein by reference to Exhibit 4.5 of Viacom's Current Report on Form 8-K dated December 15, 1995).

4.6 Third Supplemental Indenture, dated as of July 22, 1996 (incorporated herein by reference to Exhibit 99.2 of Viacom's Current Report on Form 8-K dated August 1, 1996).

4.7 Fourth Supplemental Indenture, dated as of August 1, 2000 (incorporated herein by reference to Exhibit 4.3 of Viacom's Current Report on Form 8-K dated July 25, 2000).

4.8 Fifth Supplemental Indenture, dated January 17, 2001 (incorporated herein by reference to Exhibit 4.6 of Viacom's registration statement on Form S-4 dated January 30, 2001).

4.9                Sixth Supplemental Indenture, dated as of May 17, 2001.

4.10               Seventh Supplemental Indenture, dated as of May 31, 2001.

4.11               Form of Debt Warrant Agreement.

4.12               Form of Standard Stock Warrant Agreement.

4.13               Form of Preferred Stock Guarantee Agreement.

5.1 Opinion of Shearman & Sterling regarding the 2001 senior debt securities, the 2001 senior subordinated debt securities, the 1995 senior debt securities, the preferred stock, the guarantees and the warrants.

12.1 Statement regarding computation of Consolidated Ratio of Earnings to Fixed Charges.

23.1               Consent of PricewaterhouseCoopers LLP.

23.2               Consent of KPMG LLP.

23.4               Consent of Shearman & Sterling (included in Exhibit 5.1).

24.1               Powers of Attorney.

24.2               Power of Attorney.

25.1 Statement of Eligibility on Form T-1 of The Bank of New York, as senior trustee.

25.2 Statement of Eligibility on Form T-1 of The Bank of New York, as senior subordinated trustee.

25.3 Statement of Eligibility on Form T-1 of Citibank, N.A., as 1995 senior debt trustee.





                                      II-2